UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On August 7, 2013, Palisades Acquisition XVI, LLC (“Palisades XVI”), a subsidiary of Asta Funding, Inc. (the “Company,” entered into a Settlement Agreement and Omnibus Amendment (the “ Settlement Agreement ”) among the Company, Palisades XVI , Palisades Collection, L.L.C., Palisades Acquisition XV, LLC, BMO Capital Markets Corp., Fairway Finance Company, LLC and Bank of Montreal.

The Settlement Agreement amended certain provisions of the Receivables Financing Agreement (“RFA”) involving Palisades XVI as borrower and the above parties, and related documents. The Settlement Agreement provided, among other things, that when BMO received the sum of $15 million (“Remaining Amount”) of further collections from the Great Seneca portfolio and future voluntary prepayments, Palisades XVI and its affiliates would be automatically released from liability in connection with the RFA (subject to customary exceptions). A condition to that release was Palisades XVI’s agreement to grant to BMO, as of the time of the payment of the Remaining Amount, the right to receive 30% of net collections from the Great Seneca Portfolio once Palisades XVI has received from future net collections the sum of $15 million plus voluntary prepayments included in the payment of the Remaining Amount (the “Income Interest”).

On June 3, 2014, Palisades XVI finished paying the Remaining Amount. The final payment of $2,901,199 included a voluntary prepayment of $1,866,036 provided from funds of the Company. Accordingly, Palisades XVI will be entitled to receive $16.9 million of future net collections from its Great Seneca Portfolio before BMO is entitled to receive any payments with respect to its Income Interest.

With this payment of the Remaining Amount and upon completion of the documents granting the Pal XVI Income Interest, including a written confirmation from BMO that the obligation has been paid in full. Palisades XVI is being released from further debt obligations from the RFA. The Company will record as an extraordinary item, net of applicable income taxes, forgiveness of debt in an amount of approximately $26.1 million (pre-tax) in the third quarter of fiscal year 2014. As the third quarter of fiscal year 2014 is not finalized at this time, the inclusion of this extraordinary item, net of tax is not indicative of results of the third quarter and nine month period ended June 30, 2014.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 8.01 is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: June 9, 2014

By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer